UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 7, 2005

HF FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-19972	46-0418532
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 South Main Avenue, Sioux Falls, SD	57104
(Address of principal executive office)	(ZIP Code)

(605)   333-7556

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02      Termination of a Material Definitive Agreement.

             Effective as of April 7, 2005, that certain Employment Agreement (the “Employment Agreement”), dated April 8, 1998, between Home Federal Savings Bank, a South Dakota corporation (the “Bank”) and wholly-owned subsidiary of HF Financial Corp., a Delaware corporation (the “Company”), and Mark S. Sivertson terminated.  The Employment Agreement provided for an initial term of three (3) years and, following such initial term, provided for an automatic extension of one (1) year unless at least three months prior to the expiration of the initial term or any renewal term either Mr. Sivertson or the Bank gave notice that he or it, as applicable, intended to terminate the Employment Agreement.  Pursuant to a letter dated January 7, 2005, Mr. Sivertson notified the Bank of his decision not to renew the Employment Agreement for the renewal term beginning April 8, 2005.  Mr. Sivertson remains employed by the Bank as Senior Vice President/Investment Management and Trust as an at-will employee.

             The Employment Agreement included provisions regarding, among other things, base salary, participation in the Bank’s Value-Added Short-Term Incentive Plan, reimbursement of expenses, participation in benefit plans and personal time off.  The Employment Agreement also included a one year non-compete and non-solicitation provision, as well as a confidentiality provision.  A copy of the Employment Agreement is attached to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 1998, as Exhibit 10.9 and is incorporated herein by reference.

ITEM 9.01      Financial Statements and Exhibits.

(c) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

10.1

Employment Agreement, dated as of April 8, 1998, between Home Federal Savings Bank and Mark S. Sivertson (incorporated herein by reference to Exhibit 10.9 to HF Financial Corp.’s Annual Report on Form 10-K for the fiscal year ended June 30, 1998).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HF Financial Corp.

(Registrant)

Date:	April 13, 2005	by	/s/ Curtis L. Hage
Curtis L. Hage, Chairman, President
And Chief Executive Officer
(Duly Authorized Officer)

Date:	April 13, 2005	by	/s/ Darrel L. Posegate
Darrel L. Posegate, Executive Vice President,
Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)